UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – November 3, 2004

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 3, 2004, Penn National Gaming, Inc. (“Penn National”), Argosy Gaming Company (“Argosy”) and Thoroughbred Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Penn National, entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, which has been approved by each party’s Board of Directors, Merger Sub will merge (the “Merger”) with and into Argosy with Argosy continuing as the surviving corporation and becoming a wholly owned subsidiary of Penn National.  In connection with the Merger, each share of Argosy’s common stock that is outstanding at the effective time of the Merger will be converted into the right to receive $47 in cash, without interest (the “Merger Consideration”), and each outstanding option to purchase Argosy’s common stock will be converted into the right to receive a cash amount equal to the Merger Consideration, less the exercise price for such option and any applicable tax withholding amounts.

The Merger does not require the approval of Penn National’s shareholders and is not conditioned upon receipt of financing by Penn National.  However, the Merger is subject to certain closing conditions, including the approval of Argosy’s stockholders and the receipt of required antitrust and gaming authorities’ approvals or clearances.

Penn National has received commitments from Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Lehman Commercial Paper Inc. (the “Commitment Letter”) to provide up to $2.9 billion of senior secured credit facilities to finance the transactions contemplated by the Merger Agreement, refinance certain indebtedness of Penn National and Argosy and pay certain fees and expenses in connection therewith.  It is contemplated that such senior secured credit facilities would be comprised of a $750.0 million revolving credit facility, up to a $400.0 million term loan A facility and up to a $1.75 billion term loan B facility. The senior secured credit facilities are to be guaranteed by substantially all domestic subsidiaries of Penn National and Argosy and secured by substantially all the assets of Penn National, Argosy and such guarantors, in each case except to the extent prohibited by relevant gaming authorities after Penn National has used commercially reasonable efforts to arrange for such guarantees or collateral or as otherwise excluded. Material conditions to funding include, without limitation, absence of a material adverse change at Argosy, refinancing of Argosy’s existing indebtedness and Penn National’s existing bank facilities, receipt of necessary regulatory approvals and consummation of the Merger in compliance in all material respects with the Merger Agreement.

In connection with the Merger, Penn National entered into separate consulting agreements (the “Consulting Agreements”) with Argosy’s President and Chief Executive Officer, Mr. Richard Glasier, and Argosy’s Senior Vice President for Operations, Sales and Marketing, Ms. Virginia McDowell. The Consulting Agreements provide that Mr. Glasier and Ms. McDowell will provide Penn National with consulting services for a period of 180 days after the effective time of the Merger.  Mr. Glasier’s Consulting Agreement provides that he will receive compensation of $10,000 for each 30-day period during the term of his Consulting Agreement and that Penn National will provide Mr. Glasier and his spouse with health benefit coverage until the date that Mr. Glasier becomes eligible for Medicare benefits or, in the event of his death before becoming elibible for Medicare, until such time as his spouse becomes eligible for Medicare.  Ms. McDowell's Consulting Agreement provides that she will receive compensation of $25,000 for each 30-day period during the term of her Consulting Agreement.

There are no material relationships between Penn National or Merger Sub or any of their respective affiliates, directors or officers, on the one hand, and Argosy, on the other hand, other than in respect of the Merger Agreement and the Consulting Agreements.

The foregoing descriptions of the Merger, the Merger Agreement, the Commitment Letter and the Consulting Agreements are not complete and are qualified in their entirety by reference to the Merger Agreement, the Commitment Letter and the Consulting Agreements, copies of which are filed with this Current Report as Exhibits 2.1, 10.1 and 99.2 and 99.3 and are incorporated herein by reference.

Item 8.01.                                          Other Events.

On November 3, 2004 Penn National and Argosy issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.  The following exhibit is being filed herewith:

2.1                                 Agreement and Plan of Merger, dated as of November 3, 2004, among Penn National Gaming, Inc., Argosy Gaming Company and Thoroughbred Acquisition Corp. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1                           Senior Secured Financing Commitment Letter, dated November 3, 2004, among Penn National Gaming, Inc., Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Lehman Commercial Paper Inc.

99.1                           Press release issued by Penn National Gaming, Inc. dated November 3, 2004.

99.2                           Consulting Agreement dated as of November 3, 2004, between Mr. Richard Glasier and Penn National Gaming, Inc.

99.3                           Consulting Agreement dated as of November 3, 2004, between Ms. Virginia McDowell and Penn National Gaming, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 5, 2004		Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 3, 2004, among Penn National Gaming, Inc., Argosy Gaming Company and Thoroughbred Acquisition Corp. (the schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

10.1

Senior Secured Financing Commitment Letter, dated November 3, 2004, among Penn National Gaming, Inc., Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners L.P., Lehman Brothers Inc. and Lehman Commercial Paper Inc.

99.1	Press release issued by Penn National Gaming, Inc. dated November 3, 2004.

99.2	Consulting Agreement dated as of November 3, 2004, between Mr. Richard Glasier and Penn National Gaming, Inc.

99.3	Consulting Agreement dated as of November 3, 2004, between Ms. Virginia McDowell and Penn National Gaming, Inc.